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                                                                    EXHIBIT 21.0



                         STORAGE TECHNOLOGY CORPORATION


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
                                                                          STATE OF
U.S. SUBSIDIARIES                                                       INCORPORATION
-----------------                                                       -------------
Storage Technology European Trade Corporation                              Delaware
Storage Technology Optical Disk Development Corporation                    Delaware
StorageTek Holding Corporation                                             Nevada
StorageTek International Corporation                                       Delaware
StorageTek International Services Corporation                              Delaware
Vitalink Communications Corporation                                        Delaware
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
                                                                          COUNTRY OF
NON-U.S. SUBSIDIARIES                                                    INCORPORATION
---------------------                                                    -------------
Network Systems Australasia Pty. Limited                                   Australia
StorageTek New Zealand Pty., Limited                                       Australia
Storage Technology of Australia Pty., Limited                              Australia
Storage Technology Network Systems GES.mbH                                 Austria
Network Systems Foreign Sales Corp.                                        Barbados
Storage Technology (Belgium) N.V./S.A.                                     Belgium
Storage Technology (Bermuda) Ltd.                                          Bermuda
StorageTek Brasil Ltda                                                     Brazil
StorageTek Canada, Inc.                                                    Canada
StorageTek A/S                                                             Denmark
StorageTek OY                                                              Finland
Network Systems France, S.A.                                               France
Storage Technology European Operations, S.A.                               France
Storage Technology France, S.A.                                            France
Storage Technology Holding France, S.A.                                    France
Storage Technology Formation, SARL                                         France
Bytex GmbH                                                                 Germany
Storage Technology GmbH                                                    Germany
Storage Technology Holding GmbH                                            Germany
StorageTek North Asia Ltd.                                                 Hong Kong
Network Systems Italia S.r.l.                                              Italy
Storage Technology Italia, S.p.A.                                          Italy
Network Systems Japan K.K.                                                 Japan
Storage Technology Asia/Pacific K.K.                                       Japan
Storage Technology of Japan, Ltd.                                          Japan
StorageTek (Malaysia) Sdn. Bhd.                                            Malaysia
StorageTek de Mexico, S.A. de C.V.                                         Mexico
Storage Technology (The Netherlands) B.V.                                  Netherlands
StorageTek European Holding B.V.                                           Netherlands
StorageTek Global Operations B.V.                                          Netherlands
StorageTek A/S                                                             Norway
StorageTek South Asia Pte. Ltd.                                            Singapore
StorageTek Espana, S.A.                                                    Spain
NSC Network Systems AB (Sweden)                                            Sweden
Storage Technology Sweden AB                                               Sweden
StorageTek AG                                                              Switzerland
Bytex DataCom Ltd.                                                         United Kingdom
Storage Technology Holding Limited                                         United Kingdom
Storage Technology Limited                                                 United Kingdom
Storage Technology Manufacturing Limited                                   United Kingdom
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